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[AXONYX LOGO]

FOR IMMEDIATE RELEASE	March 4, 2002
For press and other inquiries contact:
Victoria Trahan 825 Third Avenue, 40th floor New York, NY 10022 Phone:(212) 688-4770 Fax: (212) 688-4843 Website: www.axonyx.com

AXONYX ANNOUNCES FOURTH QUARTER AND
YEAR END FINANCIAL RESULTS

        NEW YORK, N.Y.—March 4, 2002—AXONYX INC. (NASDAQ: AXYX) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2001.

Financial Results

        Axonyx reported a net loss of $1,439,000 or $0.09 per share in the fourth quarter of 2001 as compared to $874,000 or $0.06 per share in the fourth quarter of 2000. Research and development expenses decreased in the fourth quarter of 2001 to $611,000 from $1,365,000 in the fourth quarter of 2000. The change reflects the costs incurred in 2000 for production of a large quantity of drug as well as development of a final formulation of Phenserine for use in Phase III studies. General and administrative expenses decreased in the fourth quarter of 2001 to $871,000 from $1,228,000 in the fourth quarter of 2000. This decrease is due primarily to a decline of approximately $100,000 each in salary expense, non-cash option charges and professional fees in the fourth quarter of 2001.

        For the year ended December 31, 2001, the Company reported a net loss of $8,144,000 or $0.53 compared to $4,870,000 or $0.33 per share during the same period in 2000. Revenue for the year ended December 31, 2001 was $-0- as compared to $1,605,000 during the same period in 2000. $1.5 million of revenue was earned in the quarter ending December 31, 2000 from the execution of a license agreement between Axonyx and a subsidiary of Serono International, S.A. (NYSE: SRA). Research and development expenses for the year ended December 31, 2001 were $5,153,000 compared to $3,516,000 for the year ended December 31, 2000. The increase in research and development costs in 2001 relate to the Phenserine clinical development program costs primarily incurred in the first three quarters of 2001. For the year ended December 31, 2001, general and administrative costs were $3,277,000 as compared to $3,482,000 for the year ended December 31, 2000. The decrease is primarily attributed to a $827,000 decline in non-cash option charges offset in part by a $350,000 increase in professional fees and a $247,000 increase in investor relation costs. The increase in professional fees includes costs incurred in financing efforts and financial advisory services.

        On December 31, 2001, the Company had cash and cash equivalents of $9,115,000 as compared to $10,363,000 on December 31, 2000. As of December 31, 2001 there were 17,247,371 shares of the Company's common stock outstanding.

2001 Highlights

        During 2001, major milestones for Axonyx included:

  •
  Entering into a 2-year research agreement with Thomas Jefferson University with the option to acquire exclusive rights to a potential pharmaceutical compound named Gilatide and related analog compounds that are designed to enhance memory and cognition.

  •
  Completing the Phase II Proof of Concept clinical trial with Phenserine in Alzheimer's disease (AD), which showed an excellent safety profile as well as statistically significant signs of efficacy.

  •
  Pre-clinical findings by scientists at NIA/NIH, University of Indiana, and Mayo Clinic, Florida, suggesting that Axonyx's drug, Phenserine, can block receptors that trigger the nerve cell to produce the toxic protein, Beta-amyloid. This protein has been implicated as a key causative factor in AD.

  •
  Initial scaling-up of the manufacturing process for Phenserine and selection of a lead formulation for the pivotal Phase III clinical program.

  •
  Filing of new manufacturing patent applications for Phenserine.

  •
  Initiation of one year toxicology studies with Phenserine, which are required for a phase III study.

  •
  Signing of a Material Transfer Agreement with the U.S. Army Medical Research Institute of Chemical Defense to test compounds in the Axonyx portfolio against toxic chemicals such as Sarin gas.

  •
  Completing a financing of $6.4 million in gross proceeds.

        "During 2001, Axonyx continued to build value for the compounds and technologies acquired from academic and government laboratories over the last several years. We are especially encouraged by the positive results achieved in the Phase II clinical trial with our lead AD compound Phenserine that suggest the drug could become a significant player in the multibillion dollar Alzheimer's Disease market," said Marvin S. Hausman M.D., President and CEO of Axonyx.

Recent Developments

        Axonyx also announced that it has terminated the Common Stock Underwriting Agreement with Ramius Securities, LLC and the Stand-By Purchase Agreement with Ramius Capital Group, LLC, both originally signed on October 25, 2000. Due to stock market conditions, Axonyx has not utilized the Firm Underwritten Equity Line (FUEL) Program established by those agreements.

2002 Outlook

        Looking ahead, Axonyx's goals for 2002 include meetings with the European and U.S. regulatory authorities regarding the Phase III pivotal program for Phenserine, the possible filing of an IND for Gilatide, our novel memory enhancing compound, and the possible release of results from pre-clinical tests of Axonyx's compounds against toxic chemicals being conducted by the US Department of Defense. In coordination with its research collaborators, Axonyx will present new findings on Phenserine, Gilatide and other products in its portfolio at important Alzheimer's Disease meetings such as the Springfield/Geneva Symposium on the Advances in Alzheimer's Disease in April and the Seventh Annual Alzheimer's Association Meeting in Stockholm Sweden in July.

Conference Call

        Axonyx will host a conference call on year-end financial results on Monday, March 4th, at 11am EST. The conference call will be open to all parties through a real-time audio web broadcast on the Axonyx corporate web site, http://www.AXONYX.com. Interested parties may also participate in the teleconference by calling 1-800-997-8642 fifteen minutes before the conference begins and ask to be connected to the Axonyx teleconference. International callers please dial 1-973-694-6836. A replay of the call will begin at 12:30pm EST on March 4thand will be available until March 7th. U.S. callers can access the replay by dialing 1-800-428-6051. International callers should dial 1-973-709-2089. The replay requires a pass code (234176).

About Axonyx

        Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds and new technologies useful in the diagnosis and treatment of Alzheimer's Disease, human memory disorders and prion-based illnesses such as Mad Cow Disease.

        This press release may contain forward-looking statements or predictions. These statements represent our judgment as of this date and are subject to risks and uncertainties that could materially affect the Company, including those risks and uncertainties described in the documents Axonyx files from time to time with the Securities and Exchange Commission, specifically Axonyx's Annual Report on Form 10-KSB, as amended. Axonyx cannot assure that it will obtain the necessary financing to commence Phase III Phenserine trials and that future clinical trials, if any, with Phenserine will prove successful and will lead to a marketable drug product. Axonyx cannot assure that testing of its compounds by the U.S. Army Medical Research Institute of Chemical Defense will be successful and that any further relationship between the U.S. Army Medical Research Institute of Chemical Defense and Axonyx will develop and that the Company's compounds will be found effective in testing against chemical warfare agents such as Sarin gas. Axonyx cannot assure that the Company's development work on Gilatide will support an IND filing. Axonyx undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

—See attached tables for financial information—

Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2001	2000	2001	2000
Revenue	$—	$1,501,000	$—	$1,605,000

Costs and expenses:
Research and development	611,000	1,365,000	5,153,000	3,516,000
General and administrative	871,000	1,228,000	3,277,000	3,482,000

	1,482,000	2,593,000	8,430,000	6,998,000

Loss before interest and foreign exchange	(1,482,000)	(1,092,000)	(8,430,000)	(5,393,000)
Interest income	41,000	178,000	310,000	497,000
Gain (loss) on foreign exchange	2,000	40,000	(24,000)	26,000

Net loss	$(1,439,000)	$(874,000)	$(8,144,000)	$(4,870,000)

Net loss per common share—basic and diluted	$(0.09)	$(0.06)	$(0.53)	$(0.33)

Weighted average shares—basic and diluted	15,856,000	15,277,000	15,423,000	14,716,000

Consolidated Balance Sheets

	December 31,
	2001	2000
ASSETS
Current assets:
Cash and cash equivalents	$9,115,000	$10,363,000

Total current assets	9,115,000	10,363,000
Equipment, net of accumulated depreciation of $25,000 and $11,000	52,000	52,000
Other assets:
Security deposits	44,000	42,000

	$9,211,000	$10,457,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$1,020,000	$774,000
Deferred revenue

Total current liabilities	1,020,000	774,000
STOCKHOLDERS' EQUITY
Preferred stock—$.001 par value, 15,000,000 shares authorized; none issued
Common stock—$.001 par value, 75,000,000 shares authorized; 17,247,371 and 15,277,371 shares issued and outstanding in 2001 and 2000, Respectively	17,000	15,000
Additional paid-in capital	27,570,000	20,941,000
Unearned compensation	(30,000)	(51,000)
Accumulated deficit	(19,366,000)	(11,222,000)

Total stockholders' equity	8,191,000	9,683,000

	$9,211,000	$10,457,000

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AXONYX ANNOUNCES FOURTH QUARTER AND YEAR END FINANCIAL RESULTS